Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Beliss Corp . (the “Company”) on Form 10-K for the quarter ended April 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ajay Rajendran, Chief Executive, Chief Financial and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 24, 2018. By:	/S/ Ajay Rajendran
Name: Ajay Rajendran

                                                                                                                                                                                                   Title:                 Chief Executive Officer,

                                                                                                                                                                                                                             Chief Financial Officer,

                                                                                                                                                                                                                             Principal Accounting Officer,

                                                                                                                                                                                                                             Director